    As filed with the Securities and Exchange Commission on September 17, 2001
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 INTERLAND, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                       MINNESOTA                             41-1404301
             (State or Other Jurisdiction                 (I.R.S. Employer
           of Incorporation or Organization)             Identification No.)


                     303 PEACHTREE CENTER AVENUE, SUITE 500
                             ATLANTA, GEORGIA 30303
          (Address of Principal Executive Offices, including Zip Code)

       OPTIONS TO PURCHASE COMMON STOCK INITIALLY ISSUED UNDER INTERLAND,
        INC. STOCK INCENTIVE PLAN AND ASSUMED BY THE REGISTRANT UNDER AN
            AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 22, 2001
                           (Full Titles of the Plans)


                                 JOEL J. KOCHER
                             CHIEF EXECUTIVE OFFICER
                     303 PEACHTREE CENTER AVENUE, SUITE 500
                             ATLANTA, GEORGIA 30303
                                 (404) 720-8301
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                            R. Gregory Roussel, Esq.
                              Brian J. Hicks, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                              AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED         TO BE           OFFERING PRICE            AGGREGATE         REGISTRATION
                                            REGISTERED           PER SHARE         OFFERING PRICE (1)       FEE (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value             6,655,731 (3)             N/A              $8,186,548.65           $2,047
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share.

(2) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

(3) Represents options to purchase shares subject to purchase under the Interland, Inc. Stock Incentive Plan and assumed on August 6, 2001 in connection with the merger of Imagine Acquisition Corporation, a wholly owned subsidiary of Registrant, with and into Interland, Inc., pursuant to an Agreement and Plan of Merger between the Registrant, Imagine Acquisition Corporation, and Interland, Inc.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The Registrant who formerly conducted business as Micron Electronics, Inc. (the "Company"). The options registered in this registration statement (the "Options") were originally options to purchase common stock of Interland, Inc., a Georgia corporation ("Interland -- Georgia"), granted to employees of Interland -- Georgia under the Interland, Inc. Stock Incentive Plan. On March 22, 2001, the Company, Imagine Acquisition Corporation, a Delaware corporation and wholly owned first-tier subsidiary of the Company, and Interland -- Georgia, entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Imagine Acquisition Corporation merged with and into Interland -- Georgia in a statutory merger on August 6, 2001, with Interland -- Georgia being the surviving corporation (the "Merger"). Concurrently with the effectiveness of the Merger, the Company changed its corporate name to "Interland, Inc.". The Registrant presently conducts business as Interland, Inc., a Minnesota corporation.

        In the Merger, the Company assumed the Options pursuant to the Merger Agreement at an exchange ratio of 0.8610. No further options will be issued under the Interland, Inc. Stock Incentive Plan. The Registrant anticipates that future options grants will be made under the Registrant's 1995 Stock Option Plan and 2001 Equity Incentive Plan.

        The documents containing the information required by Part I of Form S-8 will be sent or given to participant by Interland, Inc. as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated into this prospectus by reference:

        (1) The Registrant's Annual Report on Form 10-K, filed pursuant to
            Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended August 31, 2000.

        (2) The Registrant's Quarterly Reports on Form 10-Q, filed pursuant to
            Section 13 or 15(d) of the Exchange Act for the quarterly periods ended November 30, 2000, March 1, 2001, and May 31, 2001 and amended quarterly report for the quarter ended March 1, 2001 filed with the SEC on June 22, 2000.

        (3) The Registrant's current reports on Form 8-K filed April 10, 2001, April 10, 2001, April 20, 2001, June 13, 2001, July 27, 2001, August
            3, 2001 and August 13, 2001.

        (4) The Registrant's definitive proxy statement for the 2000 meeting of the Registrant's shareholders filed with the Commission on October 26, 2000.

        (5) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 0-17932) filed with the Commission on August 16, 1989 pursuant to
            Section 12(g) of the 1934 Act, as amended.

        All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 302A.521 of the Minnesota Business Corporation Act authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents to the extent permitted by the Minnesota Business Corporation Act. The Registrant has entered into written indemnification agreements with certain of its officers and directors which provide the Registrant's officers and directors with indemnification to the extent permitted by the Minnesota Business Corporation Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.                                 Description
-----------                                 -----------
    4.01            Articles of Incorporation, as amended (incorporated by
                    reference to Exhibit 3.1 to Registrant's Quarterly Report on
                    Form 10-Q for the quarterly period ended April 1, 1995).

    4.02            Amendment to Restated Articles of Incorporation of the
                    Registrant (incorporated by reference to Registrant's
                    Current Report on Form 8-K, dated August 13, 2001).

    4.03 Restated Bylaws of the Registrant (Incorporated by reference to Annual Report on Form 10-K, as amended, for the fiscal year ended August 28, 1997).

    4.04 Amendment to Restated Bylaws of the Registrant (incorporated by reference to Registrant's Current Report on Form 8-K, dated August 13, 2001).

    4.05(a)         Interland, Inc. Stock Incentive Plan and Form of Stock
                    Option Agreement.

    4.05(b)         First Amendment to the Interland, Inc. Stock Incentive Plan.

    4.05(c)         Second Amendment to the Interland, Inc. Stock Incentive
                    Plan.

    4.05(d)         Third Amendment to the Interland, Inc. Stock Incentive Plan.

    4.05(e)         Fourth Amendment to the Interland, Inc. Stock Incentive
                    Plan.

    5.01            Opinion of Fenwick & West LLP.

    23.01           Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.

    23.02           Consent of Fenwick & West LLP (contained in Exhibit 5.01).

    24.01           Power of Attorney (included on signature page).


ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 6, 2001.

                                 INTERLAND, INC.

                                 By: /s/ David A. Buckel
                                     -------------------------------------------
                                     David A. Buckel,
                                     Senior Vice President, Finance and
                                     Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel J. Kocher and David A. Buckel, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                      Title                                Date
                 ---------                                      -----                                ----
PRINCIPAL EXECUTIVE OFFICER:
                                                 Chairman of the Board of Directors,
   /s/ Joel J. Kocher                           President and Chief Executive Officer
----------------------------------------
  Joel J. Kocher                                                                                August 6, 2001

PRINCIPAL FINANCIAL OFFICER:
                                                   Senior Vice President, Finance,
   /s/ David A. Buckel                               and Chief Financial Officer                August 6, 2001
----------------------------------------
  David A. Buckel


OTHER DIRECTORS:

                                               Vice Chairman of the Board of Directors
   /s/ Kenneth Gavranovic                            and Chief Technical Officer                August 6, 2001
----------------------------------------
  Kenneth Gavranovic


   /s/ Steven R. Appleton                                     Director                          August 6, 2001
----------------------------------------
  Steven R. Appleton


   /s/ John B. Balousek                                       Director                          August 6, 2001
----------------------------------------
  John B. Balousek


   /s/ Robert Lee                                             Director                          August 6, 2001
----------------------------------------
  Robert Lee


   /s/ Robert A. Lothrop                                      Director                          August 6, 2001
----------------------------------------
  Robert A. Lothrop

   /s/ Gregg A. Mockenhaupt                                   Director                          August 6, 2001
----------------------------------------
  Gregg A. Mockenhaupt


   /s/ Robert T. Slezak                                       Director                          August 6, 2001
----------------------------------------
  Robert T. Slezak

                                 EXHIBITS INDEX


 Exhibit No.                                 Description
 -----------                                 -----------
    4.01            Articles of Incorporation, as amended (incorporated by
                    reference to Exhibit 3.1 to Registrant's Quarterly Report on
                    Form 10-Q for the quarterly period ended April 1, 1995).

    4.02            Amendment to Restated Articles of Incorporation of the
                    Registrant (incorporated by reference to Registrant's
                    Current Report on Form 8-K, dated August 13, 2001).

    4.03 Restated Bylaws of the Registrant (Incorporated by reference to Annual Report on Form 10-K, as amended, for the fiscal year ended August 28, 1997).

    4.04 Amendment to Restated Bylaws of the Registrant (incorporated by reference to Registrant's Current Report on Form 8-K, dated August 13, 2001).

    4.05(a)         Interland, Inc. Stock Incentive Plan and Form of Stock
                    Option Agreement.

    4.05(b)         First Amendment to the Interland, Inc. Stock Incentive Plan.

    4.05(c)         Second Amendment to the Interland, Inc. Stock Incentive
                    Plan.

    4.05(d)         Third Amendment to the Interland, Inc. Stock Incentive Plan.

    4.05(e)         Fourth Amendment to the Interland, Inc. Stock Incentive
                    Plan.

    5.01            Opinion of Fenwick & West LLP.

    23.01           Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants.

    23.02           Consent of Fenwick & West LLP (contained in Exhibit 5.01).

    24.01           Power of Attorney (included on signature page).